Exhibit 99

CONTACTS: Investor Relations Carlotta.Chan@pseg.com 973-430-6565 Media Relations Marijke.Shugrue@pseg.com 908-531-4253

PSEG Commences Private Exchange Offer and Consent

Solicitation for 8 5/8% Senior Notes of PSEG Power LLC

(NEWARK, N.J. – Nov. 23, 2020) Public Service Enterprise Group Incorporated (NYSE: PEG) (“PSEG”) announced today that it is commencing a private exchange offer (the “Exchange Offer”) and related consent solicitation (the “Consent Solicitation”) with respect to the 8 5/8% senior notes due 2031 of PSEG Power LLC (PSEG Power LLC, “PSEG Power” and such notes, the “Power Notes”).

Pursuant to the Exchange Offer, PSEG is offering to issue, in a private offering to eligible noteholders, and for the consideration set forth in the table below, new notes (the “PSEG Notes”) in exchange for any and all (to the extent held by eligible noteholders) of the $500 million aggregate principal amount of the outstanding Power Notes. In addition, pursuant to the Consent Solicitation, PSEG is soliciting consents from the eligible noteholders to amend the Power Notes and related indenture under which they were issued as it relates to the Power Notes (the “Subsidiary Indenture”).

CUSIP	Issuer	Aggregate Principal Amount Outstanding	Title of Power Notes	Consideration per $1,000 Principal Amount of Power Notes Tendered
				Tendered After Early Tender Deadline	Tendered by Early Tender Deadline
				Principal Amount of PSEG Notes Issued	Principal Amount of PSEG Notes Issued
69362BAJ1	PSEG Power	$500,000,000	8 5/8% Senior Notes due 2031	$970	$1,000

The Exchange Offer and Consent Solicitation are being made upon the terms and subject to the conditions set forth in an Offer to Exchange and Consent Solicitation Statement dated November 23, 2020 (the “Offer to Exchange”), copies of which will be made available to holders of the Power Notes eligible to participate in the Exchange Offer. The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on December 21, 2020, unless such date is extended (such time and date, as they may be extended, the “Expiration Time”) or earlier terminated. Tendered Power Notes may not be withdrawn and consents may not be revoked after 5:00 p.m., New York City time, on December 7, 2020, except as required by applicable law. PSEG reserves the right to terminate, withdraw, amend and/or extend the Exchange Offer and Consent Solicitation in its sole discretion, subject to the terms and conditions set forth in the Offer to Exchange.

Upon the terms and subject to the conditions set forth in the Offer to Exchange, each eligible noteholder exchanging Power Notes in the Exchange Offer will receive, in exchange for the Power Notes validly tendered and not validly withdrawn, newly issued PSEG Notes having the same interest payment and maturity dates and interest rate as the Power Notes exchanged. Eligible noteholders who validly tender and do not validly withdraw their tendered Power Notes by 5:00 p.m., New York City time, on December 7, 2020 (such time and date, as they may be extended, the “Early Tender Deadline”) will receive, upon the terms and subject to the conditions set forth in the Offer to Exchange, PSEG Notes in the same principal amount as the Power Notes tendered therefor. Eligible noteholders who validly tender their Power Notes after the Early Tender Deadline, but on or prior to the Expiration Time, will receive $970 principal amount of the PSEG Notes per $1,000 principal amount of Power Notes validly tendered (the “Exchange Consideration”). Settlement of the Exchange Offer is expected to occur on or about December 23, 2020, unless PSEG extends the Expiration Time or terminates the Exchange Offer. Interest on each PSEG Note will accrue from (and including) October 15, 2020, the last interest payment date on which interest was paid on the Power Note tendered in exchange for such PSEG Note, and, accordingly, no accrued interest will be paid on the settlement date in respect of Power Notes accepted for exchange, except as set forth in the Offer to Exchange with respect to cash paid in lieu of PSEG Notes not delivered.

The PSEG Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If the principal amount of PSEG Notes validly tendered that would otherwise be required to be delivered in exchange for a tender of Power Notes would not equal $2,000 or an integral multiple of $1,000 in excess thereof, it will be rounded down to $2,000 or the nearest integral multiple of $1,000 in excess thereof, and PSEG will pay cash equal to the remaining portion of the Exchange Consideration for such Power Notes plus accrued and unpaid interest with respect to that portion. No tender of Power Notes will be accepted, however, if it would result in the issuance of less than $2,000 principal amount of PSEG Notes.

PSEG’s obligation to accept and exchange the Power Notes validly tendered pursuant to the Exchange Offer is subject to customary conditions, as set forth in the Offer to Exchange. The Exchange Offer and Consent Solicitation are not conditioned upon the tender of any minimum aggregate principal amount of the Power Notes being validly tendered for exchange or the receipt of the requisite consents in the Consent Solicitation to adopt the proposed amendments.

In the Consent Solicitation, PSEG is soliciting the consents of the eligible noteholders to amend the Power Notes and the Subsidiary Indenture with respect to the Power Notes to eliminate substantially all of the restrictive covenants and certain of the other covenants and events of default. Consents of the holders of not less than a majority in aggregate principal amount of all outstanding Power Notes must be obtained for the amendments to the Power Notes and the Subsidiary Indenture with respect to the Power Notes to be effective. Eligible noteholders validly tendering their Power Notes will be deemed to have validly delivered consents to the proposed amendments with respect to such tendered Power Notes. Eligible noteholders will not be permitted to tender their Power Notes without delivering consents or to deliver consents without tendering their Power Notes.

This press release is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”). This press release is neither an offer to sell nor the solicitation of an offer to buy the PSEG Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offer has not been and will not initially be registered under the Securities Act, or the securities laws of any other jurisdiction. The PSEG Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The PSEG Notes will be offered for exchange only (1) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (2) outside the United States to persons other than U.S. persons (each as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act and (3) in any Relevant Member State (any member state of the European Economic Area) or in the United Kingdom, to persons who are qualified investors (as defined in Regulation (EU) 2017/1129). The PSEG Notes may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The Exchange Offer and Consent Solicitation are being made only pursuant to the Offer to Exchange. The Offer to Exchange and other documents relating to the Exchange Offer and Consent Solicitation will be distributed only to holders who confirm that they are within the categories of eligible participants in the Exchange Offer. None of PSEG, PSEG Power, PSEG’s other subsidiaries, any of their respective directors or officers, the dealer managers and solicitation agents, the exchange agent, the information agent, any trustee for the PSEG Notes or the Power Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their Power Notes in the Exchange Offer.

Holders who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the information agent for the Exchange Offer and Consent Solicitation, at (866) 470-3800 (U.S. Toll-free). Banks and brokers should call (212) 430-3774. The eligibility letter may also be found here: https://gbsc-usa.com/eligibility/pseg. Global Bondholder Services Corporation will also provide copies of the Offer to Exchange to eligible noteholders.

In connection with the Exchange Offer and as described in greater detail in the Offer to Exchange, PSEG will enter into a registration rights agreement, pursuant to which PSEG will be obligated to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement with respect to an offer to exchange the PSEG Notes for new notes and to use commercially reasonable efforts to file a shelf registration statement to cover resales of the PSEG Notes under the Securities Act in the event that PSEG determines that a registered exchange offer is not available or may not be completed.

This press release, the Offer to Exchange and any other documents or materials relating to the Exchange Offer and Consent Solicitation may only be communicated to persons in the United Kingdom in circumstances where Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) does not apply. Accordingly, this press release and the Offer to Exchange are only for circulation to (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (iii) high net worth entities, and other persons to whom the communication may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order, (iv) persons falling within Article 43(2) of the Financial Promotion Order, or (v) other persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the communication may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to for purposes of this paragraph as “relevant persons”). The PSEG Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such PSEG Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offer to Exchange or any of its contents and may not participate in the Exchange Offer.

The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Offer to Exchange. The Exchange Offer is only being made pursuant to the Offer to Exchange. The Exchange Offer is not being made to holders of Power Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Exchange Offer has not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offer to Exchange.

About PSEG

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 13 consecutive years.

Forward-Looking Statement

This press release may contain statements about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management.

When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ materially are often presented by the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the SEC, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K.